Exhibit 10.32

THIRD AMENDMENT

          THIS THIRD AMENDMENT (the “Amendment”) is made and entered into as of the 3rd day of February, 2006, by and between RP/SARACEN PROPERTIES, LLC, a Delaware limited liability company (“Landlord”), and RNK, INC. d/b/a RNK Telecom, a Massachusetts corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to Wells Avenue Senior Holdings, LLC) and Tenant are parties to that certain lease dated May 8, 2000, which Lease has previously been amended by a First Amendment dated November 11, 2004, and a Second Amendment dated November 18, 2005 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing 14,925 rentable square feet (the “Original Premises”) on the 2nd and 3rd floors of the building commonly known as 333 Elm Street located at 333 Elm Street, Norfolk Place, Dedham, Massachusetts (the “Building”).

B.	The parties desire to revise the Base Rent for the Expansion Space (as defined in the Second Amendment) and to add additional Landlord Work.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.

Revised Base Rent. The Base Rent schedule for the Expansion Space, as set forth in Section II of the Second Amendment is hereby deleted and the following Base Rent schedule for the Expansion Space is substituted in its place:

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent

January 1, 2006 - December 31, 2009:	$23.97	$88,689.00	$7,390.75

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

Improvements to Expansion Space.

A.

Condition of Expansion Space. In addition to the Landlord Work, as set forth in Exhibit B to the Second Amendment and as shown on Exhibit B-1 to the Second Amendment, Landlord shall perform additional improvements to the Expansion Space in accordance with the work letter attached hereto as Exhibit A, Third Amendment (“Additional Landlord Work”). Any reference in the Lease or hereafter in this Third Amendment to the Landlord Work shall also refer to the Additional Landlord Work.

B.

Responsibility for Improvements to Expansion Space. Except for the Landlord Work, any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, and shall be governed in all respects by the terms of the Lease. Any delay in the completion of Landlord’s Work in the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

Miscellaneous.

A.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

RP/SARACEN PROPERTIES, LLC, a
Delaware limited liability company

By: /s/ [Illegible]

Name:

Title:

By: /s/ Cary Tarpinien

Name (print): Cary Tarpinien

Name (print): Mike Vallace

WITNESS/ATTEST:	TENANT:

RNK, inc., a Massachusetts
corporation

By: /s/ Sharon R. Schawbel	By: /s/ Richard N. Koch

Name (print): Sharon R. Schawbel	Name: Richard N. Koch

By: /s/ Matthew T. Kinney	Title: President

Name (print): Matthew T. Kinney